Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

(18 U.S.C. SECTION 1350)

In connection with the filing by of CKX Lands, Inc. (the “Company”) of the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 (the “Report”), each of the undersigned hereby certify, that

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Arthur Hollins, III
Arthur Hollins, III
Chief Executive Officer
May 8, 2006

/s/ Michael P. Terranova
Michael P. Terranova
Chief Financial Officer

May 8, 2006